UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 25, 2017
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Advanced Energy Industries, Inc.
(Exact name of registrant as specified in its charter)

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Delaware	000-26966	84-0846841
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1625 Sharp Point Drive, Fort Collins, Colorado	80525
(Address of principal executive offices)	(Zip Code)

(970) 221-4670
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 25, 2017, Thomas Liguori, Executive Vice President and Chief Financial Officer of Advanced Energy Industries, Inc. (the “Company”), notified the Company that he is resigning effective January 26, 2018 to pursue another opportunity. Mr. Liguori will assist in the transition of responsibilities until his departure date while the Company conducts a formal search for a new Chief Financial Officer. There are no issues involving the Company’s financial statements, internal controls or financial reporting procedures that led to Mr. Liguori’s departure.

Tom McGimpsey, currently the Company’s Executive Vice President and General Counsel, will assume the additional role of Chief Financial Officer on an interim basis effective upon Mr. Ligouri’s departure. Mr. McGimpsey, age 55, joined the Company in 2009 as Vice President and General Counsel, was promoted to Executive Vice President of Corporate Development and General Counsel in 2011 and held the corporate development position until mid-2015.

On December 28, 2017, the Company issued a press release regarding these matters.

Item 9.01 Financial Statements and Exhibits.

(d)

Exhibit Number	Description
99.1	Press release, dated December 28, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Thomas McGimpsey
Date: December 28, 2017	Thomas McGimpsey
Executive Vice President, General Counsel & Corporate Secretary